Exhibit 99.1

Convergence and Contracts Webinar

In addition to the historical information presented, certain statements in this presentation may constitute "forward-looking statements" that involve risks and uncertainties. Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the risks and uncertainties associated with the Company's deferred prosecution agreement with the United States Attorney's Office of the Eastern District, including that the Company could be charged with criminal offenses if the Company violates this agreement; the risks and uncertainties associated with the Company's resolution of the Securities and Exchange Commission investigation; civil litigation arising out of the matters that are the subject of the Department of Justice and Securities and Exchange Commission investigations, including shareholder derivative litigation; we are subject to intense competition; risks associated with the recent loss and ongoing replacement of key personnel; we may not be able to implement cost reductions as quickly or as fully as planned; we may encounter difficulty in successfully integrating acquired companies; our products must remain compatible with, and our product development is dependent upon access to, changing operating environments; we have a significant amount of debt; our credit ratings have been downgraded and could be downgraded further; customers are still adapting to our Business Model; the failure to protect our intellectual property rights may weaken our competitive position; we may become dependent upon large transactions; customer decisions are influenced by general economic conditions; third parties may claim that our products infringe their intellectual property rights; fluctuations in foreign currencies could result in transaction losses; acts of war and terrorism may adversely affect our business; the volatility of the international marketplace; and other risks described in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. CA assumes no obligation to update the information in this presentation, except as otherwise required by law. Forward-looking statements

Topics The Earnings "Gap" 2004 GAAP earnings: ($36)mm 2004 non-GAAP operating earnings*: $373mm 2004 cash from operations: $1,280 Disparity of $907mm - the earnings "Gap" Convergence Timing, business model transition Prepaid Contracts Certain contracts were "prepaid" (paid on an upfront basis vs on annual installments) and are not contributing to cash flow today Note: See press release dated May 25, 2004 for a reconciliation of Non-GAAP Operating EPS to GAAP results. Available on www.ca.com.

Bridging the Gap: FY04 GAAP to Cash Earnings $423 $39 $168 $8 $608 $190 $86 $20 $3 GAAP Earnings Purch. SW Amort Adjusted Gap Earnings Gap Intang Amort Litig. Charge Convert Interest Operating Earnings $373mm Cash Earnings $1,280mm ($36) $275 $25 $103 $5 Tax Differences Key $mm Pre-tax After tax* $907 Impairment ($4 pre-tax) Comp Charges ($32 pre-tax) Non-Acq. D&A ($135 pre-tax) *Assumes 36% effective tax rate

What Causes the Total Gap? Additional "operating" non-cash charges and differences between effective tax rate and taxes paid Old Business Model contracts not yet renewed (not currently recognizing revenue, but collecting cash) Early renewals of Old Business Model contracts to the New Business Model Timing differences between billings and GAAP revenue caused by ratable subscription accounting methodology

Reconciling the Gap FY04 Net of Tax Non-GAAP operating earnings 373 Tax differences 190 Non acquisition D&A 86 Non-cash compensation related to stock & intl retirement plans 20 Disclosed non-cash impairment charges 3 Adjusted operating earnings 672 A Cash from Operations 1,280 B Adjusted Gap 608 B-A Old Business Model Collections ($1,020), net of tax 653 Less: Estimated finance & maintenance (33%) (215) Net of estimated finance and maintenance fees (33%) 437 Billings in advance of revenue ($312), net of tax* 200 Total 637 *Source: 2004 10K Consolidated Stmt of Cash Flows (Increase in Current/Non-Current DSR (collected))

Year 1 Year 2 Year 3 Year 4 Year 5 Revenue $368 $33 $33 $33 $33 Billings (Cash) $100 $100 $100 $100 $100 "Gap" ($268) $67 $67 $67 $67 Customer pays $100 per year CA recognized $335 license fees up-front CA recognizes $33 maintenance and financing fees per year Example: $500, 5-year Contract Assumptions: 33% maintenance & financing, 67% license fee Year 1 Year 2 Year 3 Year 4 Year 5 Maintenance & Financing Fees 33 33 33 33 33 License Revenue 335 Billings (and cash collections) exceed revenue in the "out years" on OBM contracts Old Business Model Contracts Not Yet Renewed Note: This was primary "Gap" through Fiscal 2005

*For simplicity, example assumes maintenance and financing fees were recognized up-front Example: $300, 3-year OBM contract is renewed one year early and superseded by a $300, 3-year NBM contract Billings (and cash collections) exceed revenue on early renewals of OBM contracts under current business model Yr 1 Yr 2 Yr 3 Yr 4 Yr 5 Bookings $300 - $200 - - OBM Upfront Revenue* $300 - Subscription Revenue - Renewal is New Business Model $67 $67 $67 Billings (Cash) $100 $100 $100 $100 $100 "Gap" $33 $33 $33 Early Renewals of Old Business Model Contracts

Timing Differences Conservative ratable accounting as applied at CA causes timing differences between billings and revenue Example: $300, 3-year contract signed $100 billings on Day One $100 cash on Day 31 $8.33 revenue recognized on Day 32 (CA does not recognize revenue until month following contract date) Therefore, maximum revenue of $91.67 (11/12, or 92%, of annual amount) may be recognized. Revenue may be as low as $0 if contract is signed in final month of year. If CA is growing, billings will always exceed revenue under CA's ratable accounting model

When Will Convergence Occur? If CA continues to grow, convergence will never completely occur and billings will always exceed revenue As Old Business Model contracts expire, the Gap will narrow By 2007 95% of OBM A/R outstanding on March 21, 2004 will be collected Old Business Model Collections

Prepaid Contracts In the past, more customers were billed on an upfront basis In FY'00 and FY'01, over $950mm was billed and collected upfront If all prior year payments (FY'99 - FY'04) had been made on an equal, annual basis, FY'05 billings would have been ~$200mm greater In FY'07, CA has the opportunity to renew billings on a large system integrator contract which represents approximately one half of this difference

Summary There exists a "Gap" between GAAP and non-GAAP Cash earnings The Gap will narrow, but may not completely converge Certain contracts were prepaid in prior periods CA is providing software and services under those contracts CA is not collecting cash from those contracts CA will have an opportunity to recapture revenue and cash flow upon renewal

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